EXHIBIT 10.1.26


                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is entered into as of March 30, 2005, by and between Beacon Power Corporation, a Delaware corporation (the "Company"), and Matthew Lazarewicz (the "Executive").

     WHEREAS, the Company and Executive are entering into this Amendment to the Employment Agreement (the "Agreement") dated as of April 25, 2004 between them in order to extend the duration of the Agreement by twelve months. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

          "Section 1. Term. This Agreement shall be effective for a term commencing on January 1, 2005 and continuing until December 31, 2005, unless earlier terminated pursuant to Section 9. The period of the Executive's employment hereunder is referred to as the "Employment Period"."

2. Section 9(c) of the Agreement is amended so that every reference to 2004 shall be changed to 2005 and that every reference to 2005 shall be changed to 2006.

3.   In all other respects, the Agreement shall remain unamended.

     IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument as of the date first above written.


EXECUTIVE                              BEACON POWER CORPORATION
/s/Matthew L. Lazarewicz               /s/Jack P. Smith
------------------------------         --------------------------------------
Chief Technical Officer                 Director